UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

43-1792717
(I.R.S. employer identification number)

0-23325
(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)On July 30, 2012, Guaranty Federal Bancshares, Inc. (the “Company”) issued a press release announcing the appointment of Robin Robeson as Executive Vice President and Chief Operating Officer of the Company effective July 30, 2012.  Ms. Robeson will be responsible for the strategic oversight, development, and direction of the administrative functions to effectively grow the organization and to ensure financial strength and operating efficiency.  Ms. Robeson has over 15 years of banking and trust company experience in the Springfield, Missouri market.

(e)The Bank has agreed to pay Ms. Robeson an annual salary of $170,000, which will be reviewed annually, and may be increased, by the Bank.  Ms. Robeson also received 2,500 shares of restricted stock that have a cliff vesting at the end of two years.  There is no written employment agreement between the parties.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated July 30, 2012 (furnished with respect to Item 5.02(c)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:	/s/ Shaun A. Burke
Shaun A. Burke President and Chief Executive Officer

Date: August 2, 2012